Exhibit 99.1

Hycroft Confirms Positive Metallurgical Test Results

Results demonstrate significantly improved recoveries for both gold and silver

WINNEMUCCA, NV – September 6, 2023 – Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or “the Company”), a gold and silver development company that owns the Hycroft Mine in the prolific mining region of Northern Nevada, announces results for the Metallurgical Flotation Variability Study (the “Study”).

After comprehensive third-party laboratory testing, the Study confirms average flotation recoveries of 89% for gold and 93% for silver, increasing from 80% for both gold and silver in the March 2023 Technical Report1. The increased recoveries were due to modifications to the grind size, reagents and retention time. The results reflect a 20% mass pull into a sulfide concentrate containing 8.5% sulfide sulfur. The variance of the recoveries was +/- 4%.

With this phase of the metallurgical test work completed, the bench-top autoclave testwork (“BTAC”) has been initiated with results expected in the fourth quarter. The results of the flotation and BTAC metallurgical work will be used to design the Hycroft processing facility for the next phase of commercial operations.

“We are extremely pleased with these results because they clearly demonstrate that we can achieve significant gold and silver recoveries from Hycroft’s sulfide ore,” commented Diane R. Garrett, President and CEO of Hycroft. “The gold and silver flotation recovery results averaged approximately 10% higher than previously modeled with improved flotation consistency across all geologic domains within the projected mine plan.

“This is the culmination of two years of meticulous metallurgical analysis, a critically important step in de- risking the project as we finalize the prefeasibility study. In addition, the ongoing exploration program is providing evidence of higher grades, better continuity, and the conversion of waste and inferred resources to measured or indicated resources, which is anticipated to enhance the economics of the first 10 years of the mine plan. Together these programs are delivering the results necessary to move Hycroft up the value chain.”

1 Hycroft Property Initial Assessment Technical Report Summary with an effective date of March 27, 2023 (the “March 2023 TRS”)

About the Metallurgical Flotation Variability Study

In 2021 Hycroft initiated a $10 million metallurgical drill and variability testing program, drilling across the entire Hycroft orebody and taking representative samples from each of the geologic domains. A comprehensive suite of metallurgical tests was conducted to ensure the understanding of the Hycroft system and the variability in performance throughout the deposit. Over 200 variability samples were selected from core drilled along the three major fault zones within the Hycroft ore body and included duplicate and triplicate samples.

The work was conducted by FLSmidth, an industry leader in metallurgical process development. The Company’s Qualified Person (QP) in Metallurgy is Mr. John Marsden.

About Hycroft Mining Holding Corporation

Hycroft is a US-based, gold, and silver company developing the Hycroft Mine located in the world-class mining region of Northern Nevada.

For further information, please contact:

Fiona Grant Leydier

Vice President, Investor Relations

E: info@hycroftmining.com

www.hycroftmining.com

Cautionary Note Regarding Forward-Looking Statements.

This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the United States Securities Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward- looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events, or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. Forward-looking statements include, but are not limited to (i) risks related to changes in our operations at the Hycroft Mine, including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to a lack of a completed feasibility study; and risks related to our ability to re-establish commercially feasible mining operations;(ii) industry related risks including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; availability and cost of equipment, supplies, energy, or reagents. The exploration target does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve, as ranges of potential tonnage and grade (or quality) of the exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource. These risks may include the following and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances may have a material adverse effect on the Company’s business, cash flows, financial condition, and results of operations. Please see our “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the period ended June 30, 2023, and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this news release. In addition, even if our results, performance, or achievements are consistent with the forward- looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.

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